Exhibit 99.1

Schnitzer Provides Market Outlook for Second Quarter of Fiscal 2013

PORTLAND, Ore.--(BUSINESS WIRE)--February 28, 2013--Schnitzer Steel Industries, Inc. (Nasdaq: SCHN) announced today its market outlook for the second quarter of fiscal 2013 ended February 28, 2013. The Company expects to report a sequential improvement in its consolidated financial performance in the second quarter of fiscal 2013. For the second quarter, fully diluted earnings per share are expected to be in the range of $0.20 – $0.26 before restructuring charges. In the second quarter, we expect to incur a pre-tax restructuring charge in connection with our announcement in August of approximately $2 million, which equates to $0.04 earnings per share. Actual financial performance may be materially different based on, among other factors, market conditions and the timing of shipments.

In our Metals Recycling Business, ferrous export selling prices strengthened throughout the quarter, with prices for February shipments approximately $40 per ton higher than shipments at the end of the first quarter, while domestic selling prices weakened slightly toward the end of the quarter. The supply of scrap continued to be constrained by low US GDP growth, resulting in high raw material costs which moderated the overall improvement to margins. During the second quarter, ferrous average net selling prices increased slightly from the first quarter of fiscal 2013 and ferrous sales volumes increased approximately 15% – 20%. Nonferrous average selling prices are in line with the first quarter while volumes increased approximately 10%. The combination of higher selling price and volumes trends are expected to generate operating income per ferrous ton of approximately $12, an increase of 100% from the first quarter of fiscal 2013.

In our Auto Parts Business, higher commodity prices, stronger car purchases and the incremental volume contribution of acquisitions are expected to result in an increase of approximately 10% in revenues from the first quarter of fiscal 2013. APB’s operating margin, excluding the impact of new locations added since the first quarter, is expected to be approximately 10%, a sequential increase over the prior quarter’s performance. During the second quarter, APB added 10 new locations which, as anticipated, will result in approximately $2 million of transaction, integration and startup costs which will impact APB’s reported operating margin, expected to be approximately 7%, in the quarter.

In our Steel Manufacturing Business, average selling prices are expected to increase slightly from the first quarter while sales volumes are expected to be approximately 25% lower than the first quarter. Higher costs for raw materials, a lower utilization rate resulting from planned maintenance and a typical seasonal slowdown in demand during the quarter are expected to result in SMB operating income of approximately $1 million.

The effective tax rate for the second quarter is expected to include tax credits and other benefits in the range of $1 – $2 million.

We continue to focus on cost reductions, strategic growth initiatives, and increasing synergies between our Metals Recycling and Auto Parts Businesses. In the first half of fiscal 2013, consolidated SG&A is expected to be approximately 10% lower as compared to the prior year period and is on track with our restructuring program announced in August 2012. In February, our Metals Recycling Business successfully commenced the testing of its newly constructed shredder near Vancouver, BC, which is expected to be operational in the third quarter. As previously announced, our Auto Parts Business completed eight acquisitions and commenced two greenfield developments in the second quarter, which will increase the number of APB stores by 20% and increase annual car purchase volumes by approximately 15%. These new locations, which include Western Canada, the Pacific Northwest and New England, strengthen APB’s presence in core markets while providing synergistic sources of supply to our Metals Recycling Business.

Annually in the second quarter we evaluate the carrying value of our goodwill. Our assessment considers conditions in our markets, macro-economic uncertainties, our market capitalization and other factors. Accordingly, our market outlook for the second quarter, as described above, does not reflect completion of our review. See ‘Critical Accounting Policies and Estimates’ within our Form 10-Q for the first quarter of fiscal 2013 for a discussion of the evaluation of goodwill.

Forward-Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references to “we,” “our,” “us” and “SSI” refer to the Company and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding our expectations, intentions, beliefs and strategies regarding the future, including statements regarding trends, cyclicality and changes in the markets we sell into; strategic direction; changes to manufacturing and production processes; the cost of compliance with environmental and other laws; expected tax rates, deductions and credits; the realization of deferred tax assets; planned capital expenditures; liquidity positions; ability to generate cash from continuing operations; the potential impact of adopting new accounting pronouncements; expected results, including pricing, sales volumes and profitability; obligations under our retirement plans; savings or additional costs from business realignment and cost containment programs; and the adequacy of accruals.

When used in this report, the words “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “could,” “opinions,” “forecasts,” “future,” “forward,” “potential,” “probable,” and similar expressions are intended to identify forward-looking statements.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases and public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site; the impact of general economic conditions; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; difficulties associated with acquisitions and integration of acquired businesses; the impact of goodwill impairment charges; the realization of expected cost reductions related to restructuring initiatives; the inability of customers to fulfill their contractual obligations; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; the impact of the consolidation in the steel industry; the impact of imports of foreign steel into the U.S.; inability to realize expected benefits from investments in technology; freight rates and availability of transportation; product liability claims; costs associated with compliance with environmental regulations; the adverse impact of climate change; inability to obtain or renew business licenses and permits; compliance with greenhouse gas emission regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

Non-GAAP Financial Measures

This press release includes expected performance excluding expected restructuring charges. Management believes that these non-GAAP financial measures allows for a better understanding of our operating and financial performance. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the most directly comparable US GAAP measures.

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled ferrous metal products in the United States with 58 operating facilities located in 14 states, Puerto Rico and Western Canada. The business has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company's integrated operating platform also includes its auto parts and steel manufacturing businesses. The Company's auto parts business sells used auto parts through its 59 self-service facilities located in 16 states and Western Canada. With an effective annual production capacity of approximately 800,000 tons, the Company's steel manufacturing business produces finished steel products, including rebar, wire rod and other specialty products. The Company commenced its 107th year of operations in fiscal 2013.

CONTACT:
Schnitzer Steel Industries, Inc.
Investor Relations:
Alexandra Deignan, 646-278-9711
or
Media Relations:
Chip Terhune, 503-367-2568
ir@schn.com
www.schnitzersteel.com